EXHIBIT 10.(a)





                             STOCK OPTION AGREEMENT


          STOCK OPTION AGREEMENT, dated as of September 22, 1996 (the "Agreement"), by and between Diamond Shamrock, Inc., a Delaware corporation ("Issuer"), and Ultramar Corporation, a Delaware corporation ("Grantee").

                                    RECITALS

          A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement," capitalized terms not defined herein will have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Issuer with and into Grantee with Grantee as the surviving corporation in the Merger;

          B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the UC Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

          C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein Issuer and Grantee agree as follows:

          1.   Grant of Option.  Subject to the terms and conditions set forth
               ---------------
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 5,858,500 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $27.55 (as adjusted as set forth herein) per Option Share (the "Purchase Price"); provided, however, that notwithstanding
                                     -----------------
anything herein to the contrary the number of Option Shares may not exceed the whole number of shares (rounded down) equal to (a) $60,000,000 divided by (b) the difference between (i) the closing price on the NYSE trading day immediately preceding the Notice Date (as defined below) per share of Issuer Common Stock as reported on the NYSE Composite Transaction Tape (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in the Wall Street Journal (Northeast
                                              -------------------
edition), or, if not reported thereby, any other authoritative source) and (ii) the Purchase Price.

          2.   Exercise of Option.  (a) Grantee may exercise the Option, in
               ------------------
whole but not in part, at any one time after the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 5.09(b) of the Merger Agreement (a "Purchase Event"); provided,
                                                                 --------
however, that (i) except as provided in the last sentence of this Section 2(a),
- -------
the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 18 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act. Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

          (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") to that effect which notice also specifies a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, however,
                                                              --------  -------
that (i) if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence will run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Grantee and Issuer will promptly file the required notice or application for approval and will cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence will run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The place of the Option Closing will be at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, and the time of the Option Closing will be 10:00 a.m. (Eastern Time) on the Option Closing Date.

          3.   Payment and Delivery of Certificates.  (a) At the Option Closing,
               ------------------------------------
Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares.

          (b) At the Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at the Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of the Option Shares pursuant to the exercise of the Option hereunder, Issuer shall not have redeemed the DSI Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise will also represent a corresponding DSI Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the DSI Rights Agreement or any similar agreement then in effect.

          (c) Certificates for the Option Shares delivered at the Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 22, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF DIAMOND SHAMROCK, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend























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
will be removed by delivery of substitute certificate(s) without such reference if Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

          4.   Representations and Warranties of Issuer.  Issuer hereby
               ----------------------------------------
represents and warrants to Grantee as follows:

               (a)  Due Authorization.  Issuer has all requisite corporate power
                    -----------------
     and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Issuer and the consummation by Issuer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a legal, valid, and binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

               (b)  Authorized Stock.  Issuer's representations and warranties
                    ----------------
     in Section 3.01(c) of the Merger Agreement are incorporated herein by reference. Without limiting the generality or effect of the foregoing, Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any Substitute Option pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and
























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
     clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

               (c)  No Conflicts.  The execution and delivery of this Agreement
                    ------------
     does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Issuer or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of Issuer or the comparable organizational documents of any Significant Subsidiary of Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to Issuer or any Significant Subsidiary of Issuer or their respective properties or assets, or (iii) subject to the expiration or termination of any required waiting period under the HSR Act, any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Issuer or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses, or Liens that individually or in the aggregate would not (x) have a material adverse effect on Issuer, (y) impair the ability of Issuer to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

               (d)  State Takeover Statutes.  The Board of Directors of Issuer
                    -----------------------
     has approved the terms of this Agreement and the consummation of the transactions contemplated by this Agreement for the purposes of Section 203 of the DGCL.

               (e)  DSI Rights Amendment.  The DSI Rights Agreement has been
                    --------------------
     amended as set forth in Section 3.01(s) of the Merger Agreement.

          5.   Representations and Warranties of Grantee.  Grantee hereby
               -----------------------------------------
represents and warrants to Issuer that:

               (a)  Due Authorization.  Grantee has all requisite corporate
                    -----------------
     power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Grantee and the consummation by Grantee of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a legal, valid, and binding obligation of Grantee, enforceable against Grantee in accordance with its terms.

               (b)  No Conflicts.  The execution and delivery of this Agreement
                    ------------
     does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Grantee or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of Grantee or the comparable organizational documents of any Significant Subsidiary of Grantee, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to Grantee or any Significant Subsidiary of Grantee or their respective properties or assets, or (iii) subject to the expiration or termination of any required waiting period under the HSR Act, any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Grantee or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses
     (ii) and (iii), any such conflicts, violations, defaults, rights, losses, or Liens that individually or in the aggregate would not (x) have a material adverse effect on Grantee, (y) impair the ability of Grantee to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

               (c)  Purchase Not for Distribution.  Any Option Shares or other
                    -----------------------------
     securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

          6.   Adjustment upon Changes in Capitalization, Etc.  (a) In the event
               -----------------------------------------------
of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and
























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
proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to
Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement
(i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable.

          (c)  If, prior to the termination of the Option in accordance with
Section 2 or the Notice Date, Issuer enters into any agreement pursuant to which all outstanding shares of Issuer Common Stock are to be purchased for, or converted into the right to receive, cash (a "Transaction"), Issuer covenants that proper






















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
provision will be made in such agreement to provide that, if the Option shall not theretofore have been exercised, then upon the closing of the Transaction (which in the case of a Transaction involving a tender offer will be when shares of Issuer Common Stock are accepted for payment), Grantee will receive in exchange for the cancellation of the Option an amount in cash equal to the Cash Consideration. For purposes of this Agreement, the term "Cash Consideration" means the lesser of (i) $60,000,000 and (ii) the number of Option Shares multiplied by the difference between (A) the amount of cash per share of Issuer Common Stock to be received by a holder of Issuer Common Stock in such Transaction and (B) the Purchase Price.

          7.   Registration Rights.  Issuer will, if requested by Grantee at any
               -------------------
time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commission, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all
























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
information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

          8.   Transfers.  The Option Shares may not be sold, assigned,
               ---------
transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, beneficially owned more than 4.9% of the then-outstanding voting power of the Issuer. Nothing herein will limit or affect the right of the Grantee to transfer or assign this Agreement as provided in Section 11(g).

          9.   Listing.  If Issuer Common Stock or any other securities to be
               -------
acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

          10.  Loss or Mutilation.  Upon receipt by Issuer of evidence
               ------------------
reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual























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
obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

          11.  Miscellaneous.
               -------------

          (a)  Expenses.  Except as otherwise provided in the Merger Agreement,
               --------
each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          (b)  Amendment.  This Agreement may not be amended, except by an
               ---------
instrument in writing signed on behalf of each of the parties.

          (c)  Extension; Waiver.  Any agreement on the part of a party to waive
               -----------------
any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

          (d)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement,
               ----------------------------------------------
the Merger Agreement (including the documents and instruments referred to therein) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and
(ii) except as provided in Section 8.06 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

          (e)  Governing Law.  This Agreement will be governed by, and construed
               -------------
in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (f)  Notices.  All notices, requests, claims, demands, and other
               -------
communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


























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

          If to Issuer to:

               Diamond Shamrock, Inc.
               9830 Colonnade Blvd.
               San Antonio, Texas  78230
               Attention:  Timothy J. Fretthold, Esq.

               Fax:  (210) 641-8885

          with a copy to:

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, New York 10022
               Attention:  Robert A. Profusek, Esq.

               Fax:  (212) 755-7306

          If to Grantee to:

               Ultramar Corporation
               Two Pickwick Plaza
               Suite 300
               Greenwich, Connecticut  06830
               Attention:  Patrick Guarino, Esq.

               Fax:  (203) 622-7007

          with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019
               Attention:  William P. Rogers, Jr., Esq.

               Fax:  (212) 474-3700

          (g)  Assignment.  Subject to the third sentence of this Section 11(g),
               ----------
neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Notwithstanding the foregoing, at any time after the Option becomes exercisable, this Agreement, together with any rights, interests, or obligations of Grantee hereunder, may be transferred or assigned in its entirety by Grantee without the consent of or any action by Issuer upon notice by Grantee to Issuer as herein provided. Subject to the
















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
first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (h)  Further Assurances.  In the event of any exercise of the Option
               ------------------
by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other Section that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (i)  Enforcement.  The parties agree that irreparable damage would
               -----------
occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.






































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

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                              DIAMOND SHAMROCK, INC.


                              By: _________________________
                                   Roger R. Hemminghaus
                                   Chairman of the Board,
                                   Chief Executive Officer and        President

                              ULTRAMAR CORPORATION


                              By: ______________________________
                                   Jean Gaulin
                                   Chairman of the Board and
                                   Chief Executive Officer













































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